Registration No. 333-
                                                                          ------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                        ------------------------------

                 Virginia Beach Federal Financial Corporation
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)

      Virginia                                                      54-1534067
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               2101 Parks Avenue
                        Virginia Beach, Virginia  23451
         (Address of Principal Executive Offices, including Zip Code)
                                  ----------
                              Richard Fisch, Esq.
                     Malizia, Spidi, Sloane & Fisch, P.C.
                             1302 K. Street, N.W.
                            Washington, D.C.  20005
                                (202) 434-4660
                -----------------------------------------------
                      (Name, address, including zip code,
       and telephone number, including area code, of agent for service)
                                  ----------

      Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                Proposed       Proposed
                                Maximum        Maximum       Amount of
                              Amount to be     Offering      Aggregate     Registration
Title of Securities to be      Registered       Price      Offering Price      Fee
Registered                                   Per Share(1)       (1)
---------------------------------------------------------------------------------------
Common Stock, $0.01 par      50,000 shares     $11.3125     $565,625.00      $171.39
value......................
=======================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the bid and ask price of the Registrant's Common Stock on February 21, 1997.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                          DIVIDEND REINVESTMENT PLAN

                         50,000 Shares of Common Stock

                          (Par Value $0.01 Per Share)
                              -------------------

      The Virginia Beach Federal Financial Corporation Dividend Reinvestment Plan (the "Plan") provides each record holder of a minimum of fifty (50) shares of the common stock, par value $0.01 per share ("Common Stock") of Virginia Beach Federal Financial Corporation ("Company"), with a simple and convenient method of investing cash dividends and optional cash payments for the purchase of additional shares of Common Stock without payment of any brokerage commission or service charge. Any holder of a minimum of fifty (50) shares of the Common Stock is eligible to participate in the Plan.

      A participant in the Plan may purchase  additional  shares of Common Stock by:

      -- reinvesting cash dividends paid on all or a portion of the shares of Common Stock held by the participant; or

      --    making optional cash payments of not less than $25 and not more than
            $2,000  per  calendar  quarter,   provided  that  the  participant's
            dividends are being reinvested in Common Stock.

      The Common Stock to be issued in connection with the Plan will either be purchased directly from the Company or in the open market. If the shares are purchased directly from the Company, the purchase price to the participant of shares purchased will be determined based upon the mean of the last bid and ask price of the Common Stock as reported on the Nasdaq Market System as of the date of such transactions. If shares are purchased in the open market, the purchase price will be the average price of all shares purchased in the open market for Plan participants with respect to all Common Stock purchased for that dividend investment period. (See Question 13 of the Plan herein)

      This Prospectus relates to 50,000 shares of the Common Stock registered for issuance under the Plan pursuant to the Registration Statement of which this Prospectus is a part (and such additional shares as may result from any stock split, stock dividend, or other recapitalization affecting the Common Stock covered by this Prospectus) available for issuance and sale under the Plan.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February 26, 1997

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Except as otherwise indicated herein, this Prospectus speaks as of its date and does not purport to reflect any changes which may have occurred in the affairs of the Company thereafter.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's Regional Office at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock ($0.01 Par Value) is reported on the Nasdaq Market System. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                               TABLE OF CONTENTS

                                                                            Page

The Company.............................................................       1

The Plan................................................................       1

    Purpose and Advantages..............................................       1

    Plan Administration.................................................       2

    Participation.......................................................       2

    Optional Cash Payments..............................................       3

    Purchases...........................................................       3

    Costs to Participants...............................................       5

    Reports to Participants.............................................       5

    Dividends...........................................................       5

    Stock Certificates..................................................       5

    Withdrawal from the Plan............................................       6

    Other Information...................................................       6

Description of Registrant's Capital Stock...............................       9

Validity of Common Stock................................................       9

Experts.................................................................       9

Indemnification.........................................................      10

Use of Proceeds.........................................................      10

Incorporation of Certain Documents By Reference.........................      10

                                DESCRIPTION OF
                 VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION
                          DIVIDEND REINVESTMENT PLAN

                                  THE COMPANY

      The issuer of the shares of Common Stock covered by this Prospectus is Virginia Beach Federal Financial Corporation ("Company"). The Company has its principal offices at 2101 Parks Avenue, Virginia Beach, Virginia 23451 (telephone: (757) 428-9331). Its sole subsidiary is First Coastal Bank (formerly known as Virginia Beach Federal Savings Bank (the "Bank")) with principal offices at 2101 Parks Avenue, Virginia Beach, Virginia 23451 (telephone: (757) 428-9331). The Bank is a wholly-owned subsidiary of the Company.

                                   THE PLAN

      The Board of Directors of Virginia  Beach  Federal  Financial  Corporation
(the "Company") has adopted the Virginia Beach Federal Financial Corporation Dividend Reinvestment Plan (the "Plan") in accordance with which up to 50,000 shares of the Company's common stock (the "Common Stock"), are available for purchase by the stockholders of the Company by means of reinvestment of cash dividends paid on the Common Stock and by contribution of additional cash payments. Purchases of Common Stock under the Plan may be made from the Company or in the open-market. The Plan will remain in effect until amended, altered or terminated by the Company. Stockholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. The Plan is set forth below as a series of questions and answers.

PURPOSE AND ADVANTAGES

      1.    What is the purpose of the Plan?

      The purpose of the Plan is to provide participants with a simple, convenient and economical method of investing cash dividends paid on shares of Common Stock of the Company and by payment of additional cash contributions for the purchase of additional shares of Common Stock. The Plan allows participants to have all cash dividends paid on their shares of Common Stock automatically reinvested in Common Stock of the Company.

      2.    What are the advantages of the Plan?

      Participants may increase their holdings of Common Stock with the reinvestment of cash dividends received on previously owned Common Stock registered in their names and by payment of additional cash contributions without incurring any service charges and without the payment of brokerage commissions in connection with purchases under the Plan. Regular statements of account provide each participant with a record of each transaction. Participation in the Plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular dividend record date by making timely written notice to the Plan Administrator (see Question 3).

PLAN ADMINISTRATION

      3.    Who administers the Plan for participants?

      American Stock Transfer & Trust Company, New York, New York, the Company's stock transfer agent, (hereinafter referred to as "Plan Administrator") administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. The Company may replace the Plan Administrator at any time within its sole discretion.

PARTICIPATION

      4.    Who is eligible to participate?

      All holders of record of a minimum of fifty (50) shares of Common Stock of the Company are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) may become stockholders of record by requesting their broker or nominee to transfer such shares into their own names. Alternatively, beneficial owners of shares of Common Stock may request that the broker or nominee enroll in the Plan on your behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant's shares of Common Stock. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in such a Plan are not eligible to participate in the Plan.

      5.    How does an eligible stockholder participate?

      To participate in the Plan, a stockholder of record (or a broker or nominee) must simply complete an Authorization Form and return it to the Plan Administrator. An Authorization Form is enclosed herewith. Additional copies of the Authorization Form will be provided from time to time to the holders of the Company's Common Stock, and may be obtained at any time by written request to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, Attn: Dividend Reinvestment Department.

      6.    When may an eligible stockholder join the Plan?

      A stockholder of record (or a broker or nominee) owning a minimum of fifty
(50) shares of Common Stock may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Common Stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in the Company's dividend policy or a guarantee of the payment of any future dividends.

      7.    What does the Authorization Form provide?

      The Authorization Form directs the Company to pay to the Plan Administrator for the account of the participating stockholder of record all cash dividends on the shares registered in the name of the participant as reflected in the records of the Company's stock transfer agent, as well as dividends paid on the shares credited to the participant's account under the Plan. It also appoints the Plan Administrator (or such other plan administrator as the Company may from time to time designate) as agent for the stockholder and directs such agent to apply all of such cash dividends for the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan. Such Authorization Form may also authorize the investment of additional cash contributions for the purchase of shares of Common Stock as of the next Investment Date.

      8.    Is there a minimum level of investment under the Plan?

      No, provided that the participant is the record owner of not less than fifty (50) shares of Common Stock as of the dividend record date, and the dividends associated with such Common Stock are utilized for reinvestment under the Plan.

      9. May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of Common Stock registered in that stockholder's name?

      Yes, reinvestment of dividends is permissible for all or a portion of dividends paid on the Common Stock registered in your name, subject to the minimum holdings of 50 shares. Also, the Common Stock held in a participant's brokerage or trust account is eligible for enrollment for dividend reinvestment.

OPTIONAL CASH PAYMENTS

     10. May a participant elect to make additional cash payments under the Plan?

      Yes. In addition to the reinvestment of dividends paid on shares of Common Stock, participants may make optional cash contributions of between $25.00 and $2,000.00 per calendar quarter for the purchase of additional shares of Common Stock. The Company will not approve investment of optional cash contributions in excess of the stated limit. Participants wishing to make optional cash contributions may forward such funds to the Plan Administrator within 30 days prior to the next dividend payment date. No interest earnings will be paid on such funds. Funds submitted prior to 30 days before the next dividend payment date will be returned. OPTIONAL CASH CONTRIBUTIONS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS ISSUED BY A SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      Upon written request addressed to the Plan Administrator received at least 5 business days prior to the next dividend payment date, any optional cash contributions received which have not yet been invested in Common Stock will be reimbursed to the participant.

PURCHASES

      11.   When will purchases be made?

      Purchases under the Plan will be made during each calendar quarter on each "Investment Date," which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of Common Stock will be made at the direction of the Plan Administrator or its selected broker/dealer. At the Company's sole discretion, such purchases of Common Stock will be made directly from the Company from treasury shares or newly issued shares of Common Stock. Such purchases will be made in accordance with applicable federal securities laws and regulations. No interest earnings will be paid by the Plan Administrator on dividend payments pending their investment in Common Stock.

      In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of the Common Stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Common Stock are not available for purchase for a period longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant's account.

      12.   How many shares of Common Stock will be purchased for participants?

      The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant's cash dividend and any additional cash contributions received and the purchase price of the shares of Common Stock. Each participant's account will be credited with that number of shares (including fractional shares computed to three decimal places) equal to the total amount to be invested, divided by the applicable purchase price (computed to four decimal places).

      13. What will be the price of shares of Common Stock purchased under the Plan?

      In making purchases of Common Stock for a participant's account associated with each Investment Date, the Plan Administrator will commingle the participant's funds with those of other participants under the Plan. The price of shares of Common Stock purchased for participants under the Plan with reinvested dividends on their Common Stock for each Investment Date will be equal to the average price of all shares of the Common Stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. To the extent that Common Stock is issued to the Plan directly by the Company, the purchase price of such Common Stock will be determined based upon the mean of the last bid and ask price of the Common Stock as reported on the Nasdaq Market System as of the date of such transactions. The Plan Administrator shall have no responsibility with respect to the market value of the Common Stock acquired under the Plan for Participant Accounts. The Company will bear all costs of administering the Plan, except as described under Question 15 below.

      14.   How are dividends on shares purchased through the Plan applied?

      The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

      15. Are there any expenses to participants in connection with purchases under the Plan?

      No. Participants will make purchases of Common Stock under the Plan without the payment of brokerage commissions, and the Company will pay all fees in connection with purchases of shares of Common Stock under the Plan, except for costs associated with the actual purchase price of the Common Stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Company. However, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan (rather than you receiving certificates of stock upon such withdrawal), the participant will pay the applicable brokerage commission associated with the sale of such Common Stock, any required transfer tax, and applicable service charges.

REPORTS TO PARTICIPANTS

      16.   How will participants be advised of their purchases of stock?

      As soon as practicable after each purchase, each participant will receive a statement of account from the Plan Administrator. These statements are the participant's continuing record of the purchase price of the shares acquired and the number of shares acquired, and should be retained for tax purposes. Participants will also receive, from time to time, communications sent to all record holders of the Common Stock.

DIVIDENDS

     17. Will participants be credited with dividends on shares held in their account under the Plan?

      Yes. The participant's account will be credited with dividends paid on full shares and fractional shares credited to the participant's account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Common Stock.

STOCK CERTIFICATES

     18. Will stock certificates be issued for shares of Common Stock purchased?

      The Plan Administrator will hold all stock certificates representing the Common Stock purchased under the Plan in the name of its nominee. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

      The Participant may receive certificates for full shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in shares of Common Stock. Any undistributed shares will continue to be reflected in the participant's account. No certificates representing fractional shares will be issued.

      The Participant's rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

      Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

      19.   How does a participant withdraw from the Plan?

      A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator. Notice received after a particular dividend record date will be effective following the payment date of such dividend. (See Question 5 for the full name and address of the Plan Administrator). When a participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 20).

      Upon withdrawal from the Plan, the participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the Plan Administrator will place a sale order, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an agent designated by the Plan Administrator at the prevailing market price at the time of such sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less any applicable brokerage commission and any transfer tax.

     20. What happens to a fraction of a share when a participant withdraws from the Plan?

      When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the Common Stock on the effective date of the withdrawal. In no case will certificates representing a fractional share interest be issued.

OTHER INFORMATION

      21. What happens when a participant's record ownership of shares of Common Stock is less than fifty (50) shares as of a dividend record date?

      If a participant disposes of shares of Common Stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total number of shares held in the name of the participant is less than fifty (50) shares, the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant's account under the Plan, and additional cash contributions, until such participant's record ownership of shares increases to at least fifty (50) shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant's stock ownership increases to at least fifty (50) shares. If following a disposition of stock, a participant's aggregate record ownership of the Common Stock contains less than fifty (50) shares of Common Stock, then at the Company's election, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

     22. What happens if the Company issues a stock dividend, declares a stock split or makes a rights offering?

      Any shares representing stock dividends or stock splits distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

      In the event the Company makes a rights offering of any of its securities to holders of Common Stock, participants in the Plan will be notified by the Company in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer full Plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

     23. How will a participant's shares held under the Plan be voted at meetings of stockholders?

      Shares credited to the account of a participant under the Plan will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in the Company and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of Common Stock held by the Plan to the participating stockholder.

      Where no instructions are received from a participant with respect to a participant's shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

      24.   What are the income tax consequences of participation in the Plan?

      In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of Common Stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the Common Stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by the Company on behalf of the participant is deemed to constitute dividend income by the Internal Revenue Service ("IRS"). Such amounts, if any, will be included on any annual information return filed with the IRS, a copy of which will be sent to the participant.

      The tax basis of each share of Common Stock credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the Common Stock on the Investment Date (plus any brokerage commissions and service charges paid by the Company on behalf of the participant). The holding period for such shares begins on the day following the Investment Date.

      The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal from the Plan.

      All  participants  are advised to consult  with their own tax  advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

      25.   What are the responsibilities of the Company under the Plan?

      The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of Common Stock made under the Plan on behalf of the participant.

      The Company shall interpret the Plan; all such interpretations and determinations made by the Company shall be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan's operation, and a Participant's Account will be governed by the laws of the Commonwealth of Virginia and the Rules and Regulations of the Securities and Exchange Commission. The terms of the Plan and the Authorization Form cannot be changed by oral agreement.

      26.   Who bears the risk of market price fluctuations in the Common Stock?

      A participant's investment in shares acquired under the Plan is no different from direct investment in shares of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither the Company nor the Plan Administrator makes any representations with respect to the future value of the Common Stock purchased under the Plan. The participant should recognize that the Company, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the Common Stock purchased or sold under the Plan. THE COMMON STOCK PURCHASED IN ACCORDANCE WITH THE PLAN DOES NOT CONSTITUTE SAVINGS ACCOUNTS OR DEPOSITS ISSUED BY A SAVINGS INSTITUTION OR BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      27.   May the Plan be changed or discontinued?

      The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

     The Company or the Plan Administrator may terminate a stockholder's individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan

Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

                   DESCRIPTION OF REGISTRANT'S CAPITAL STOCK

      The following statements are summaries of, and are subject to the detailed provisions of, the Company's Amended and Restated Articles of Incorporation, By-laws and to the relevant provisions of the Virginia Stock Corporation Act.

      The aggregate number of shares of all classes of capital stock which the Company has authority to issue is 15,000,000, of which 10,000,000 are to be shares of Common Stock, $0.01 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $0.01 par value per share. As of December 31, 1996, there were 4,970,307 shares of Common Stock outstanding.

      The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, from funds legally available therefor, and are entitled upon liquidation to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company and holders of any Preferred Stock. The principal source of funds for payment of dividends by the Company is dividends paid by its subsidiary Bank.

      The holders of the Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights, any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

      American Stock Transfer & Trust Company is the Company's stock transfer agent, Registrar and Dividend Disbursement Agent for the Common Stock.

      The Company's principal assets and sources of income are its investments in its sole subsidiary the Bank, and it is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which this bank and other subsidiaries can finance or otherwise supply funds to the Company and certain of its affiliates.

                           VALIDITY OF COMMON STOCK

      The validity of the Common Stock offered hereby has been passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C.

                                    EXPERTS

      The consolidated financial statements of the Company as of and for the year ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated statement of financial condition as of December 31, 1994 and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity for each of the two years in the period ended December 31, 1994, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

      The Company has agreed to indemnify Price Waterhouse LLP for the payment of solely the legal costs and expenses that Price Waterhouse LLP might incur in its successful defense of a legal action or proceeding that arises as a result of the consent of Price Waterhouse LLP to the incorporation of its audit report on the Company's 1994 and 1993 financial statements in the Registration Statement. With respect to such indemnification, legal costs and expenses must be actually and reasonably incurred by Price Waterhouse LLP in connection with the defense or settlement of such action or proceeding and so long as Price Waterhouse LLP acted in good faith and in a manner in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Price Waterhouse LLP shall have been determined to be liable to the Company or for which Price Waterhouse LLP was unsuccessful in its defense. A successful defense in this context would be one in which Price Waterhouse LLP (or any of its members) is determined to have been neither culpable nor obligated to pay any part of the plaintiff's damages with respect to any such action or proceeding.

                                INDEMNIFICATION

      The Company's Articles of Incorporation provides that it shall indemnify its directors and certain of its officers, acting in such capacity, to the full extent permitted by applicable Commonwealth of Virginia law, from all liabilities and reasonable expenses incurred by them in connection with suits or proceedings against them.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                USE OF PROCEEDS

      The Company does not know the number of shares that will be sold under the Plan, or the prices thereof. The proceeds it receives from such sales will be available for general corporate purposes, including investments in, or extensions of credit to, subsidiaries of the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference the following documents of the Company filed by it with the Commission:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

      3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to
            Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are hereby incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference herein, other than exhibits, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to: Virginia Beach Federal Financial Corporation, 2101 Parks Avenue, Virginia Beach, Virginia 23415. Attention: Corporate Secretary, telephone number (757) 428-9331.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

  Securities and Exchange Commission registration fee........   $       171.39
  Printing Expenses..............................................     2,000.00
  Accounting Fees and Expenses....................................    1,500.00
  Legal Fees and Expenses .......................................     3,500.00
  Miscellaneous expenses.....................................           500.00
                                                                 -------------

    Total...................................................    $     7,671.39
                                                                 =============

-----------
* All amounts other than the registration fee are estimated. These expenses do not include annual recurring costs for the operation of the Plan.

Item 15.  Indemnification of Directors and Officers.

      Pursuant to Article XIII of the Corporation's Articles of Incorporation, as amended and restated, and consistent with Section 13.1-697 of the Virginia Stock Corporation Act, the Corporation shall indemnify and may contract in advance to indemnify an individual who is, was or is threatened to be made a party to a proceeding because he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expense as are incurred because of his willful misconduct or knowing violation of the criminal law, regardless of whether the proceeding is by or in the right of the Corporation. The determination that indemnification is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, in the same manner as provided by law for directors; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the board of director and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that a director of officer acted in such a manner as to make him ineligible for indemnification.

      The Corporation has not purchased director and officer liability insurance that would insure directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and would provide for payment to the Corporation of costs incurred by it in indemnifying its directors.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedule.

      For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold as the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide, offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Virginia Beach, Commonwealth of Virginia, on January 30, 1997.

                  VIRGINIA BEACH FEDERAL FINANCIAL CORPORATION

Dated:      January 30, 1997    By:/s/John A. B. Davies, Jr.
          ---------------------    ---------------------------------------------
                                   John A. B. Davies, Jr.
                                   President and Chief Executive Officer
                                   (Duly Authorized Representative)

      Pursuant  to  the   requirement  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:                                             By:
        /s/John A. B. Davies, Jr.                   /s/Charles P. Fletcher
        -----------------------------------         ----------------------------
         John A. B. Davies, Jr.                      Charles P. Fletcher
         President and Director                      Chairman of the Board
         (Principal Executive Officer)

Date:    January 30, 1997                     Date:  January 30, 1997

By:      /s/Dennis R. Stewart                 By:   /s/ Floyd E. Kellam, Jr
        -----------------------------------         ----------------------------
         Dennis R. Stewart                           Floyd E. Kellam, Jr.
         Executive Vice President/                   Vice Chairman of the Board
         Chief Financial Officer
         (Principal Financial Officer)

Date:    January 30, 1997                     Date:  January 30, 1997

By:     /s/Edward E. Brickell                 By:   /s/Robert H. DeFord, Jr.
        -----------------------------------         ----------------------------
         Edward E. Brickell                          Robert H. DeFord, Jr.
         Director                                    Director

Date:    January 30, 1997                     Date:  January 30, 1997

By:      /s/Betty Anne Huey                   By:   /s/Rufus S. Kight, Jr.
        -----------------------------------         ----------------------------
         Betty Anne Huey                             Rufus S. Kight, Jr.
         Director                                    Director

Date:    January 30, 1997                     Date:  January 30, 1997

By:     /s/Ivan D. Mapp                       By:   /s/ George R. C. McGuire
        -----------------------------------         ----------------------------
         Ivan D. Mapp                                George R. C. McGuire
         Director                                    Director

Date:    January 30, 1997                     Date:  January 30, 1997

                               INDEX TO EXHIBITS

Exhibit           Description

 4.1              The Registrant's Restated Articles of Incorporation

 4.2              The Registrant's Amended and Restated Bylaws

 4.3              Form of Authorization Form

 5.1              Opinion of Malizia, Spidi, Sloane & Fisch, P.C.
                  as to the validity of the Common Stock being registered.

 23.1             Consent of Malizia, Spidi, Sloane & Fisch, P.C.
                  (appears in their opinion filed as Exhibit 5.1)

 23.2             Consent of Independent Auditors

 23.3             Consent of Independent Auditors